SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1933

      Date of Report (Date of earliest event reported): February 17, 1998
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                          UNION BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

        Virginia                     0-20293             54-1598552
(State or other jurisdiction of    (Commission       (I.R.S. Employer
incorporation or organization)     File Number)     Identification No.)
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                             211 North Main Street
                                 P. O. Box 446
                         Bowling Green, Virginia 22427
          (Address of principal executive offices, including zip code)
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        Registrant's telephone number, including area code:     (804) 633-5031

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Item 2. Acquisition or Disposition of Assets

        On February 17, 1998, two banking subsidiaries of Union Bankshares Corporation (the "Company") acquired certain assets and assumed certain deposit and other liabilities relating to five former branch offices of First Union National Bank (successor by merger with Signet Bank) (the
"Branch Transaction"). The newly-acquired branches, all of which are located in the Northern Neck area of Virginia, will be operated by two of the Company's affiliate banks, Northern Neck State Bank and King
George State Bank. In the aggregate, the affiliate banks assumed total net deposits of $60.0 million. The Branch Transaction was consummated pursuant to a Purchase and Assumption Agreement, dated as of October 21, 1997, by and between Signet Bank and the Company (the "Agreement").

        According to the Agreement, the Company's subsidiary banks were to acquire certain assets and assume certain deposit and other liabilities relating to seven (and not five) branch offices of Signet Bank. However, because of market concentration restrictions placed on the transaction by federal regulators, two of the branch offices (Warsaw and Montross, Virginia) that were to be acquired by Northern Neck State Bank were sold to Bank of Lancaster, Kilmarnock, Virginia, immediately following the closing of the Branch Transaction pursuant to a Purchase and Assumption Agreement, dated as of November 17, 1997, between Northern Neck State
Bank and Bank of Lancaster.

        Upon consummation of the above-described transactions on February 17, 1998, and on a consolidated basis, the Company had total assets of approximately $657.0 million and total deposits of approximately $533.0 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)     Financial Statements of Business Acquired
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                Not applicable.

        (b)     Pro Forma Financial Information
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                Not applicable.

        (c)     Exhibits
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                (2)     Purchase and Assumption Agreement dated as of October
                        21, 1997, by and between Signet Bank and Union Bankshares Corporation.

                (99)    Press Release, dated February 17, 1998


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                                   Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNION BANKSHARES CORPORATION

February 18, 1998

                                                    By: /s/ D. Anthony Peay
                                                    -----------------------
                                                       D. Anthony Peay
                                                       Vice President and Chief
                                                             Financial Officer